                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    FIRST SOUTH AFRICA CORP., LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                         FIRST SOUTH AFRICA CORP., LTD.
                         CLARENDON HOUSE, CHURCH STREET
                            HAMILTON HM II, BERMUDA

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 16, 1996

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Meeting") of First South Africa Corp., Ltd. (the "Company") will be held at The University Club, 1 West 54th Street, New York, New York on Monday, December 16, 1996, at 2:00 p.m., Eastern Standard Time, to consider and act upon the following matters:

        1. The election of five directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

        2. A proposal to ratify the action of the Board of Directors in appointing Price Waterhouse as the Company's independent public accountants for the year ending June 30, 1997; and

        3. The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

    Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

    The close of business on November 12, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at 1211 Avenue of the Americas, 17th floor, New York, New York 10036.

                                          By Order of the Board of Directors,
                                          Tucker Hall,
                                          Secretary

Hamilton, Bermuda
November 15, 1996

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH STOCKHOLDER IS URGED TO SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                         FIRST SOUTH AFRICA CORP., LTD.
                         CLARENDON HOUSE, CHURCH STREET
                            HAMILTON HM II, BERMUDA

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 16, 1996

    This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), and to the holders of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of First South Africa Corp., Ltd. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company ("Proxy" or "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Monday, December 16, 1996, at 2:00 p.m., Eastern Standard Time, at The University Club, 1 West 54th Street, New York, New York, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement is November 15, 1996.

    The close of business on November 12, 1996, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were 2,300,000 shares of Common Stock and 1,842,500 shares of Class B Common Stock, which are the only classes of voting securities of the Company, issued and outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting. Each share of Class B Common Stock outstanding on the Record Date will be entitled to five votes on all matters to come before the Meeting. Cumulative voting is not permitted. A majority of the total issued voting shares in the Company, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting in determining the presence of a quorum.

    The affirmative vote of a majority of the shares cast, in person or by proxy, and entitled to vote at the Meeting will be required to elect each director (Proposal 1) and to ratify the appointment of Price Waterhouse as the Company's independent public accountants for the Company's fiscal year ending June 30, 1997 (Proposal 2). Abstentions are considered as shares entitled to vote and, therefore, are effectively negative votes for Proposals 1 and 2. Broker nonvotes with respect to any matter are not considered as shares entitled to vote and, therefore, will have no effect on the outcome of the vote on Proposals 1 and 2. The Board of Directors has unanimously recommended a vote in favor of each nominee named in the Proxy and FOR Proposal 2.

    Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors and in favor of each other. A Proxy may be revoked at any time before its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a proxy bearing a later date or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not in and of itself constitute revocation of a Proxy.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of the Record Date, certain information as to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.

                                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                            ----------------------------------------------------------------------
                                                               CLASS B
                                                               COMMON
NAME AND ADDRESS OF                                             STOCK       PERCENTAGE OF    PERCENTAGE OF VOTING
BENEFICIAL SHAREHOLDER                       COMMON STOCK      (2)(3)       OWNERSHIP (3)          POWER (3)
------------------------------------------  ---------------  -----------  -----------------  ---------------------
Michael Levy..............................         5,000(4)   1,300,116(5)(6)          31.4%            54.6%
9511 West River Street
Shiller Park, IL 60176

Clive Kabatznik...........................
2665 S. Bayshore
Suite 405
Coconut Grove, FL 37137
                                                  55,000(7)     210,000             6.4%                 9.3%

FSA Stock Trust...........................             0        953,660(5)(8)          23.0%            40.0%
9511 West River Street
Shiller Park, IL 60176

Charles S. Goodwin........................         5,000(4)           0           *                    *
801 Old Post Road
Cotuit, MA 02635

John Mackey...............................         5,000(4)           0           *                    *
1198 Pacific Coast Highway
Seal Beach, CA 90470

Cornelius J. Roodt........................             0              0             0                    0
Grader Road
Spartan EXT 3
Kempton Park 1620
South Africa

All executive officers and directors as a
group (5 persons).........................        70,000(9)   1,560,116            39.5%                66.1%

------------------------

*   Less than 1%

(1) Beneficial ownership is calculated in accordance with Rule 13d-3 under the 1934 Act.

(2) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Class B Common Stock indicated below.

(3) For the purposes of this calculation, the Common Stock and the Class B Common Stock are treated as a single class of Common Stock. The Class B Common Stock is entitled to five votes per share, whereas the Common Stock is entitled to one vote per share.

(4) Includes 5,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable. Excludes 331,579 shares of Common Stock that the Company intends to issue to American Stock Transfer & Trust Company (the "FSAH Escrow Agent") in connection with the Piemans Pantry acquisition and 186,000 shares of Common Stock that the Company intends to issue to the FSAH Escrow Agent in connection with the Astoria acquisition; with respect to such shares, the Company expects the FSAH Escrow Agent to grant an irrevocable proxy to Mr. Levy.

(5) For purposes of Rule 13d-3 under the Exchange Act, such individual or entity is deemed to be the beneficial owner of the shares held pursuant to the terms of the FSAH Escrow Agreement (as defined below), although such individual or entity disclaims ownership of such shares under South African law.

(6) Includes (i) 570,137 shares of Class B Common Stock owned by the FSA Stock Trust, (ii) 383,523 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of an escrow agreement entered into by and among certain holders of First South African Holdings (Pty) Ltd. ("FSAH") Class B Stock, the FSAH Escrow Agent, FSAH and the Company prior to the Company's initial public offering (the "FSAH Escrow Agreement"), with respect to which the FSA Stock Trust may be deemed the beneficial owner and for which Mr. Levy has been granted a voting proxy and (iii) 36,452 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement, which shares correspond to a like number of shares of FSAH Class B Stock purchased by Mr. Levy upon the closing of the Europair acquisition. Also includes 310,004 additional shares of Class B Common Stock issued to the FSAH Escrow Agent, for which Mr. Levy has been granted a voting proxy. Mr. Levy's wife is the trustee, and his wife and their children are the beneficiaries, of the FSA Stock Trust. Mr. Levy disclaims ownership of all shares held by the FSA Stock Trust, as well as the additional shares held by the FSAH Escrow Agent for which he has been given a voting proxy.

(7) Includes 55,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable. Does not include 150,000 shares issuable upon exercise of options not exercisable within 60 days.

(8) Includes (i) 570,137 shares of Class B Common Stock owned by the FSA Stock Trust and (ii) 383,523 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement.

(9) Represents shares issuable upon exercise of options that are immediately exercisable. Does not include 150,000 shares issuable upon exercise of options not exercisable within 60 days.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the Meeting, stockholders will elect five directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, all proxies will be voted in favor of the election of Messrs. Levy, Kabatznik, Goodwin, Mackey and Roodt (collectively, the "nominees") to serve as directors upon their nomination at the Meeting. All nominees currently serve on the Board of Directors and their terms expire at the Meeting.

    Each nominee has advised the Company of his willingness to serve as a director and the Company has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees, if any are named by the Board of Directors, and for the remaining nominees.

    Pursuant to the Underwriting Agreement, dated January 24, 1996, by and among the Company, FSA Stock Trust and D.H. Blair Investment Banking Corp. (the "D.H. Blair"), and executed with respect to certain provisions thereof by Messrs Clive Kabatznik and Michael Levy, the Company is required to nominate a designee of D.H. Blair to the Board of Directors for a period of five years ending January 24, 2001. D.H. Blair has not yet selected such a designee.

INFORMATION ABOUT NOMINEES

    The following table sets forth information regarding the nominees:

NAME                                               AGE      DIRECTOR SINCE            POSITIONS WITH THE COMPANY
---------------------------------------------      ---      ---------------  ---------------------------------------------
Michael Levy.................................          50           1995     Chairman of the Board of Directors
Clive Kabatznik..............................          40           1995     Vice Chairman of the Board of
                                                                             Directors, Chief Executive Officer,
                                                                             President, Chief Financial Officer,
                                                                             Controller and Director
Charles S. Goodwin...........................          56           1995     Director
John Mackey..................................          54           1995     Director
Cornelius J. Roodt...........................          37         --         --

    All directors hold office until their respective successors are elected, or until death, resignation or removal. Officers hold office until the meeting of the Board of Directors following each Annual Meeting of Stockholders and until their successors have been chosen and qualified.

    MICHAEL LEVY is a co-founder of the Company and has served as Chairman of the Board of Directors since the Company's inception. Since 1987, Mr. Levy has been the Chief Executive Officer and Chairman of the Board of Arpac L.P., a Chicago-based manufacturer of plastic packaging machinery.

    CLIVE KABATZNIK is a co-founder of the Company and has served as a director and its President since its inception and as its Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995. Since June 1992, Mr. Kabatznik has served as President of Colonial Capital, Inc. a Miami-based investment banking Company that specializes in advising middle market companies in areas concerning mergers, acquisitions, private and public agency funding and debt placements. From 1989 to 1992, Mr. Kabatznik was the President of Biltmore Capital Group, a financial holding Company that he co-founded that controlled a registered NASD broker-dealer. From 1981 to 1986, Mr. Kabatznik was the Chief Financial Officer of the Learning Annex, Inc., which he co-founded. Mr. Kabatznik was born in South Africa.

    CHARLES S. GOODWIN has been a director for the Company since its inception and has been Managing Director and Chief Executive Officer of Tessellar Investment, Ltd., a money management firm operating from Cape Cod, Massachusetts since 1985. Mr. Goodwin was Senior Vice President and Director of International Research of Arnhold & S. Bleichnoder, Inc., an institutional brokerage firm from 1983 to 1984. During the period 1971 to 1983, Mr. Goodwin was a Director and Vice President of Warburg Pincus Capital Corp., EMW Ventures; a Director, Senior Vice President and Director of Research for Warburg Pincus Counsellors, and a Partner and Managing Director of E.M. Warburg Pincus & Co., an investment counseling and venture capital firm. Mr. Goodwin is the author of "The Third World Century" and "A Resurrection of the Republican Ideal" published by University Press of America, Lanham, Md. in 1994 and 1995 respectively. Mr. Goodwin received his Bachelor of Arts in Russian History from Harvard College in 1961 and his Master of Business Administration--International Finance from the Columbia University Graduate School of Business in 1965.

    JOHN MACKEY is the Chairman of the Board of QTI, Inc., a privately-held global trading firm doing business in Africa, Asia and in the United States since 1992. Mr. Mackey has also been a member of the Board of Advisors of the Leukemia Society of America since 1987, and a member of the Board of Advisors of the Syracuse University Business School since 1990. Mr. Mackey played football for 10 seasons in the National Football League and was elected to the Pro Football Hall of Fame in 1992.

    CORNELIUS J. ROODT was appointed Managing Director and Chief Financial Officer of First South African Holdings (Pty) Ltd. ("FSAH"), on July 1, 1996. Mr. Roodt is responsible for overseeing all the activities of FSAH's operations in South Africa. From 1994 to 1996 Mr. Roodt was a senior partner at Price

Waterhouse Corporate Finance, South Africa. From 1991 to 1994 he was an audit partner at Price Waterhouse, South Africa. Prior to that he was a partner at the accounting firm of Wiehahn Meyernel in South Africa.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

    CLIVE KABATZNIK is a co-founder of the Company and has served as a director and its President since its inception and as its Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995. Please refer to "Information About Nominees" for more information regarding Mr. Kabatznik.

    TUCKER HALL, age 39, has been the Secretary of the Company since its inception and is an employee of Codan Services Limited, an affiliated company of Conyers, Dill & Pearman, Bermuda counsel to the Company, and has been employed by such Company as a manager since 1989.

    CORNELIUS J. ROODT is the Managing Director and Chief Financial Officer of FSAH. Please refer to "Information About Nominees" for more information regarding Mr. Roodt.

    SAMUEL S. SMITH, age 41, is a joint Managing Director of Starpak. Mr. Smith has been employed by Starpak and its predecessor since 1976. Mr. Smith is responsible for the technical operations of Starpak which include conceptual design of machinery, management of the factory and production processes, commissioning and installation of machinery at customers' premises.

    ALAN R. GRANT, age 45, is the financial director of Starpak and L.S. Pressings and is responsible for all of Starpak's accounting, administrative and financial management functions as well as its industrial relations and statutory personnel functions. Mr. Grant has been employed by Starpak since 1981.

    RHONA L. KABATZNIK, age 61, is a General Manager and Director of L.S. Pressings. Ms. Kabatznik's responsibilities include production and sales administration. Ms. Kabatznik is the mother of Clive Kabatznik, the Vice Chairman President and Chief Executive Officer of the Company, and a first cousin of Michael Levy, the Chairman of the Company's Board of Directors.

    RAYMOND SHAFTOE, age 45, has been a joint Managing Director of Starpak since 1986 and has been employed by Starpak since 1980. Mr. Shaftoe has also served on the Board of Directors of Starpak since 1986. His current responsibilities include supervision of the sales and marketing of Starpak's products, administration and product development.

    BRUCE THOMAS, age 44, is the Chief Executive Officer of Europair. He has held this position since 1991 and was the principal shareholder of Europair until its sale to the Company. Prior to that he was the Chief Financial Officer for Europair and held that position from 1976. His responsibilities include the management of Europair, product development, sales and financial oversight.

    JOHN WELCH, age 48, is the founder and Managing Director of Piemans Pantry , a company he established in 1982. His responsibilities include overall supervision of all aspects of the business.

    MICHAEL MORGAN, age 49, is Director of Human Resources at Piemans Pantry, a position he has held since joining the company in 1989 and is responsible for all aspects of labor relations and employee benefits.

    HELEN BRITZ, age 41, is National Sales Manager for Piemans Pantry and has held that position since 1992 when she joined Piemans Pantry. Prior to that Ms. Britz was the National Sales Manager for a rival pie manufacturer. Ms. Britz oversees the Piemans Pantry national sales staff.

    MALCOLM MOORE, age 38, is the Financial Manager of Piemans Pantry, a position he has held for the last three years. Prior to that Mr. Moore was Financial Manager of Burhose, a leading South African hosiery manufacturer.

    TREVOR KNIGHT, age 36, is the Factory Manager for Piemans Pantry, a position he has held for the last five years. Mr. Knight was an independent food consultant prior to joining Piemans Pantry. He is responsible for all aspects of plant production at Piemans Pantry.

    WOLFGANG BURRE, age 55, is the founder of Astoria Bakery CC ("Astoria Bakery") and Astoria Bakery Lesotho Proprietary Ltd., ("Astoria Bakery Lesotho"), manufacturers and distributors of speciality baked breads and confectionary products (collectively referred to as "Astoria"). In October 1996, FSAH acquired Astoria Bakery and Astoria Bakery Lesotho. Mr. Burre is a fifth generation master baker and is responsible for overall corporate strategy, product development and quality control. Mr. Burre traditionally has devoted 50% of his time to Astoria and will continue to do so.

    MRS. H. HOFFMAN, age 60, is the General Manager of Astoria Bakery. Mrs. Hoffman is in charge of all financial and operational issues at Astoria Bakery and has been employed in that position since 1975.

    WILFRED WESSLAU, age 48, is the joint General Manager of Astoria Bakery Lesotho. Mr. Wesslau focuses on technical production issues, as well as all aspects of distribution, including motor vehicle repair and maintenance. Mr. Wesslau has held this position since 1981.

    MS. DAGMAR BLANKER, age 54, is the joint General Manager of Astoria Bakery Lesotho. Ms. Blanker is in charge of all financial matters as well as sales. Ms. Blanker has held this position since 1981.

    Each of the above key employees, other than Bruce Thomas, Cornelius J. Roodt, John Welch, Michael Morgan, Wolgang Burre, H. Hoffman, Wilfred Wesslau and Dagmar Blanker, has entered into a three-year service contract with their respective companies, commencing March 1, 1995. Bruce Thomas and Europair have executed a Management Agreement which shall be in effect for a three year period commencing January 24, 1996. Cornelius Roodt and FSAH entered into an employment agreement commencing July 1, 1996. John Welch and Michael Morgan have each entered into a two year employment agreement with Piemans Pantry commencing March 1, 1996. Wolfgang Burre, H. Hoffman, Wilfred Wesslau and Dagmar Blanker have each agreed to enter into three year employment agreements to be effective as of July 1, 1996.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors is responsible for the management of the Company. During the year ended June 30, 1996, the Board of Directors held 12 meetings. Each incumbent director attended at least 75% of all meetings of the Board and committees on which the person served which were held during the year.

    The Board of Directors has an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Company has no executive committee. The Audit Committee is composed of Clive Kabatznik, Charles Goodwin and John Mackey. The Audit Committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Audit Committee did not meet during fiscal year 1995.

    The Compensation Committee is composed of Charles Goodwin and John Mackey. These persons are intended to be Non-Employee Directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the Securities Exchange Act). The Compensation Committee has power and authority with respect to all matters pertaining to compensation payable by the Company and the administration of employee benefits, deferred compensation and the stock option plans of the Company. The Compensation Committee met on one occasion during fiscal year 1995.

COMPENSATION OF DIRECTORS

    Except for Mr. Levy, directors of the Company do not receive fixed compensation for their services as directors other than options to purchase 5,000 shares of Common Stock under the Company's stock option plan for every year of service as a director of the Company. Mr. Levy receives an annual service fee of $30,000 and options to purchase 5,000 shares of the Company's Common Stock for every year of service as a director of the Company. However, directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

                             EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual and long term compensation from the Company's inception through the fiscal year ended June 30, 1996 of Clive Kabatznik, the Company's President and Chief Executive Officer, for services rendered in all capacities to the Company and its subsidiaries. No other executive officer of the Company and its subsidiaries received a salary and bonus during this time period in excess of $100,000.

                                                                                                              LONG TERM
                                                                       ANNUAL COMPENSATION                     AWARDS
                                                      -----------------------------------------------------  -----------
                                                                                                             SECURITIES
                      NAME AND                                                              OTHER ANNUAL     UNDERLYING
                 PRINCIPAL POSITION                     YEAR       SALARY       BONUS       COMPENSATION       OPTIONS
                 ------------------                   ---------  ----------  -----------  -----------------  -----------
Clive Kabatznik,....................................       1995  $  135,000      --              --             205,000
  President and Chief Executive Officer of the
  Company

                      NAME AND                           RESTRICTED
                 PRINCIPAL POSITION                     STOCK AWARDS
                 ------------------                   -----------------
Clive Kabatznik,....................................         --
  President and Chief Executive Officer of the
  Company

    OPTION GRANTS IN FISCAL 1996

    The following table sets forth the details of options granted to those individuals listed in the Summary Compensation Table who received options during fiscal 1996.

                                                                                                             POTENTIAL REALIZABLE
                                                                                                               VALUE AT ASSUMED
                                                                                                                ANNUAL RATE OF
                                                                                                                 STOCK PRICE
                                                        PERCENT OF TOTAL                                         APPRECIATION
                                                       OPTIONS GRANTED TO     PER SHARE                        FOR OPTION TERM
                                             OPTIONS      EMPLOYEES IN        EXERCISE       EXPIRATION     ----------------------
                                             GRANTED     FISCAL YEAR (1)        PRICE           DATE            5%         10%
                                            ---------  -------------------  -------------  ---------------  ----------  ----------
Michael Levy..............................      5,000            2.22%             5.00             (2)          6,900      15,275
Clive Kabatznik...........................    205,000           91.12%             5.00             (3)      1,547,571   1,363,332
Charles S. Goodwin........................      5,000            2.22%             5.00             (2)          6,900      15,275
John Mackey...............................      5,000            2.22%             5.00             (2)          6,900      15,275

------------------------

(1) The numbers have been rounded for the purpose of this table.

(2) Options granted will expire five years from the date granted and are immediately exercisable.

(3) 55,000 options granted will expire five years from the date granted; 150,000 additional options will be exercisable following the seventh anniversary of the grant date and until the tenth anniversary of such date, subject to accelerated vesting upon the Company's realization of certain earnings per share targets.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
     VALUES

    No options were exercised by any named executive officers during fiscal
1996.

EMPLOYMENT AGREEMENTS

    First South Africa Management ("FSAM"), the Company's management subsidiary, has entered into an Employment Agreement with Clive Kabatznik, the Vice Chairman President and Chief Executive Officer of the Company and of FSAM. Under the terms of such agreement, Mr. Kabatznik shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and shall receive an annual salary of $180,000 and options to purchase 55,000 shares of Common Stock at an exercise price of $5.00 per share. Mr. Kabatznik's salary under his Employment Agreement shall not increase prior to February 24, 1997. In addition, Mr. Kabatznik has been granted additional options to purchase 150,000 shares of Common Stock of the Company at the exercise price of $5.00 per share, exercisable after the seventh anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis and (iii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The Company intends, during the term of Mr. Kabatznik's employment agreement, to pay Mr. Kabatznik an annual incentive bonus of five percent of the Minimum Pretax Income (as defined in an Earnout Escrow Agreement that the Company entered into on October 30, 1995, as amended) above $4,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Kabatznik is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares as defined in such Earnout Escrow Agreement, as amended.

    FSAM has entered into a consulting agreement with Mr. Levy, pursuant to which he shall serve as a consultant to FSAM and shall receive compensation of $30,000 per annum. The term of the agreement is for a period of three years.

STOCK OPTION PLANS

    The Board of Directors of the Company has adopted and the shareholders (prior to the Company's Initial Public Offering) approved the Company's 1995 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options (Incentive Stock Options) within the meaning of Section 422 of the Code to key employees and (ii) options not intended to so qualify (Nonqualified Stock Options) to key employees (including directors and officers who are employees of the Company), and to directors and consultants who are not employees. The total number of shares of Common Stock for which options may be granted under the Stock Option Plan is 350,000 shares.

    The Stock Option Plan is to be administered by the Compensation Committee of the Board of Directors. The Committee shall determine the terms of options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

    The exercise price of Incentive Stock Options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant (110% of fair market value in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the voting rights of the outstanding capital stock of the Company (or any of its subsidiaries). The term of each option granted pursuant to the Stock Option Plan shall be established by the Committee, in its sole discretion; provided, however, that the maximum term for each Incentive Stock Option granted pursuant to the Stock Option Plan is ten years (five years in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of the outstanding capital stock of the Company (or any of its subsidiaries)). Options shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

    The Stock Option Plan also contains an automatic option grant program for the non-employee directors. Each non-employee director of the Company is automatically granted an option for 5,000 shares of Common Stock. Thereafter, each person who is a non-employee director of the Company following an annual meeting of shareholders will be automatically granted an option for an additional 5,000 shares of

Common Stock. Each grant will have an exercise price per share equal to the fair market value of the Common Stock on the grant date and will have a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a Board member is terminated for cause.

    As of the Record Date, the Company has granted options to purchase 225,000 shares of Common Stock under the Plan, none of which have been exercised.

PERFORMANCE GRAPH

    The following graph compares the cumulative return to holders of the Company's Common Stock for the period commencing January 24, 1996 and ending June 30, 1996, with the Nasdaq Index and the Standard & Poor's Conglomerate Index as a peer group index for the same period. The comparison assumes $100 was invested on January 24, 1996 in the Company's Common Stock and in each of the comparison groups. The Company has paid no dividends to date.

                        1/24/96     2/29/96    3/31/96    4/30/96    5/31/96    6/30/96
COMMON STOCK                 100         100      72.22      66.66     111.11     127.77
NASDAQ INDEX                 100      103.78     105.69     115.39     122.09     114.52
S&P GROUP                    100      106.18     106.70     114.43     114.94     108.76

                        COMPENSATION COMMITTEE'S REPORT
                       CONCERNING EXECUTIVE COMPENSATION

OVERVIEW

    Since December 20, 1995, compensation determinations have been made by the Compensation Committee, except as otherwise reflected in the Company's records. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants. The Compensation Committee presently consists of Charles Goodwin and John Mackey.

    The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee exercises its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

    In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental and retirement plans, that are available generally to the Company's employees.

    The duties of the Compensation Committee include the granting of stock options under the 1995 Stock Option Plan to executive employees of the Company. The Compensation Committee determines the number of shares granted to individuals, as well as, among other things, the exercise price and vesting periods of such options, taking into account each individual's level of responsibility, compensation level, contribution to the Company's performance, future goals and the performance expected of him or her.

EXECUTIVE OFFICER COMPENSATION

    During the fiscal year ended June 30, 1996, FSAM has entered into an Employment Agreement with Clive Kabatznik, which agreement is currently in effect and expires in October 2000. See "Executive Compensation--Employment Agreements." FSAM has also entered into a consulting agreement with Michael Levy, pursuant to which he shall serve as a consultant to FSAM. The term of the agreement is for a period of three years. See "Executive Compensation--Employment Agreements." The base salary, bonuses, benefits and conditions of these contracts were determined through a review of previous employment terms for these individuals as well as a review of the recent trends in the Company's revenues and profits. The Company believes that the base salary levels currently in effect are competitive to salary levels in similarly situated companies. In addition, the Compensation Committee at the time decided to link such persons' compensation directly to the Company's earnings before interest and taxes.

    Under the terms of the 1995 Stock Option Plan, Clive Kabatznik was granted options to purchase 205,000 shares of Common Stock. Of such options, 150,000 vest pursuant to a schedule under his Employment Agreement with FSAM. See "Executive Compensation--Employment Agreements." The Compensation Committee feels that options and other stock-based performance compensation arrangements are an effective incentive for managers to create value for stockholders since the value of an option bears a direct relationship to the Company's stock price.

    The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal 1996 adequately reflect the Company's compensation goals and policies.

                                          Respectfully submitted,
                                          Charles Goodwin
                                          John Mackey

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

J. LEVY LOAN

    In 1986, Mr. J. Levy, Michael Levy's father, extended to Starpak a loan in the principal amount of R600,000 (which equaled approximately $300,000 at the prevailing exchange rate at the time of the loan), which loan bears interest at 1% per annum below the prime bank overdraft rate and is secured by a second mortgage on certain property owned by Starpak having a book value of $767,180. The original loan contained no fixed terms of repayment. The terms of the loan were amended in January 1996 as follows: the loan will bear interest at 1% below the prime bank overdraft rate (currently 19.25% per annum) and will be repayable over a period of 30 months. The first twenty four monthly installments will be $5,563 each, inclusive of principal and interest, the first of which was paid on October 30, 1995. The balance outstanding after twenty four months will then be repayable in six equal monthly installments.

MICHAEL LEVY LOAN AND MANAGEMENT FEES

    During the period commencing March 1, 1995 and ending January 15, 1996, Michael Levy received certain non-interest bearing loans from Starpak and L.S. Pressings. The highest amount outstanding during that period, as well as the amount outstanding as of June 30, 1996, was $47,000. Mr. Levy shall repay such amount by June 30, 1997. Mr. Levy has received no non-interest bearing loans from the Company (or any of its subsidiaries) since January 15, 1996. In the years ended February 28, 1995 and 1994, Starpak and L.S. Pressings paid Mr. Levy management fees of $83,570 and $93,670, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date, or written representations that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's fiscal year ending June 30, 1996 were timely made, except for reports on Form 3 that were filed by Messrs. Levy, Kabatznik and Nestadt.

                                   PROPOSAL 2
                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Price Waterhouse has audited the financial statements of the Company. The Board of Directors has, subject to ratification by stockholders, appointed that firm to act as its independent public accountants for the fiscal year ending June 30, 1997. Accordingly, management will present to the Meeting a resolution ratifying the appointment of Price Waterhouse as the Company's independent public accountants for the fiscal year ending June 30, 1997. A representative of Price Waterhouse is not expected to be present at the Meeting.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

    Any stockholder proposal intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company not later than July 15, 1997 for inclusion in the Company's proxy statement and form of proxy for that meeting.

SOLICITATION OF PROXIES

    The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview.

OTHER MATTERS

    Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

    The 1996 Annual Report of the Company, including financial statements and report thereon of Price Waterhouse, accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement.

PROXIES

    All stockholders are urged to fill in their choices with respect to the matters to be voted upon, sign and promptly return the enclosed form of Proxy.

                                          By Order of the Board of Directors,

                                          Tucker Hall,
                                          Secretary

November 15, 1996

PROXY                                                                    PROXY


                      FIRST SOUTH AFRICA CORP., LTD.
            (Solicited on behalf of the Board of Directors)

     The undersigned holder of Common Stock of FIRST SOUTH AFRICA CORP., LTD., revoking all proxies heretofore given, hereby constitutes and appoints Michael Levy and Clive Kabatznik and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of FIRST SOUTH AFRICA CORP., LTD., to be held at The University Club, 1 West 54th Street, New York, New York on Monday, December 16, 1996, at 2:00 p.m., Eastern Standard Time, and at any adjournments or postponements thereof.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

     Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR Proposal 2.

          PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

            A. /X/ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
                    LISTED NOMINEES AND FOR PROPOSAL 2.


(1) Election of five Directors                 WITHHOLD AUTHORITY to vote
      FOR all nominees listed                  for all listed nominees below
  (except as marked to the contrary)                      / /
                 / /

___________________________________________________________
Nominees: Michael Levy  Clive Kabatznik  Charles S. Goodwin
      John Mackey      Cornelius J. Roodt


(Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

(2) Ratify the appointment of Price                  FOR    AGAINST    ABSTAIN
    Waterhouse as the Company's independent          / /      / /       / /
    public accountants.

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


Dated __________________________________________________, 1996
_______________________________________________________________
_______________________________________________________________
                         Signature(s)

(Signatures should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)


         PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY